UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	April 21, 2005

MINRAD INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-49635	870299034
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

847 Main Street, Buffalo, New York 14203
(Address of principal executive offices)

Registrant's telephone number, including area code:		716-855-1068

(Former name or former address, if changed since last report.)

    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

        On April 21, 2005, the Registrant's Board of Directors approved grants of stock options to executive officers and employees under the Registrant's 2004 Stock Option Plan, which will be granted under the terms of stock option agreements in the form filed as Exhibit 10.1 to this report.

Item 3.03 Material Modification to Rights of Security Holders

        On April 25, 2005, Minrad International, Inc. reincorporated from Nevada into Delaware. Reference is made to Minrad's definitive Proxy Statement filed with the SEC on April 8, 2005 under Schedule 14A, which is incorporated herein by reference (the "Proxy Statement"), for a discussion of the changes in the rights of security holders that result from the reincorporation. A copy of Minrad's Certificate of Incorporation under Delaware law is attached to the Proxy Statement as Appendix D, and a copy of the Minrad's Bylaws under Delaware law is attached to the Proxy Statement as Appendix E.

Item 9.01 Financial Statements and Exhibits

    (c)     Exhibits

            10.1     Form of Milestone Stock Option Agreement to be used in connection with stock options approved on April 21, 2005.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINRAD INTERNATIONAL, INC.
(Registrant)

By:	/S/ William H. Burns, Jr.
William H. Burns, Jr.
President and CEO

April 27, 2005

Exhibit	Description

10.1	Form of Milestone Stock Option Agreement to be used in connection with stock options approved on April 21, 2005.